EXECUTION COPY
                                                                        03/02/98

                                   EXHIBIT G-1

                                COMPANY GUARANTY
                                  (SHORT TERM)

         This COMPANY GUARANTY is made as of this 2nd day of March, 1998 by Vishay Intertechnology, Inc., a Delaware corporation ("Guarantor") to Comerica Bank, as Administrative Agent ("Agent") for and on behalf of the Lenders (as defined below).

                                    RECITALS

         A. Pursuant to that certain Vishay Intertechnology, Inc. Short Term Revolving Credit Agreement dated as of March 2, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among the Guarantor, the Permitted Borrowers subsequently designated therein (by their execution and delivery of a Permitted Borrower Addendum), Agent and the lenders which are named in and signatories to the Credit Agreement ("Lenders"), the Lenders have agreed to extend credit to the Permitted Borrowers and Company on the terms set forth in the Credit Agreement, with such credit consisting of the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, not to exceed Two Hundred Seventy Five Million Dollars ($275,000,000) at any one time outstanding.

         B. As a condition to entering into and performing their respective obligations under the Credit Agreement, the Lenders, and Agent have required that Guarantor provide to Agent, for and on behalf of the Lenders, this Guaranty.

         C. Guarantor desires to see the success of the Permitted Borrowers and furthermore, Guarantor shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to Permitted Borrowers.

         D. Agent is acting as Agent for the Lenders pursuant to Section 12 of the Credit Agreement.

         NOW, THEREFORE, to induce each of the Lenders (as defined in the Credit Agreement) to enter into and perform its obligations under the Credit Agreement the Guarantor has executed and delivered this guaranty (as amended and otherwise modified from time to time "Guaranty").

         1. Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Credit Agreement. The term "Lenders" as used herein shall include any successors or assigns of the Lenders, in accordance with the Credit Agreement.


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

         2. Guaranty. The Guarantor hereby guarantees to the Lenders the due and punctual payment to the Lenders when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against any of the Permitted Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with all Indebtedness of any of the Permitted Borrowers under or in connection with the Credit Agreement or the Loan Documents, whether such Indebtedness is now existing or hereafter arising including, but not limited to:

                  (a) the aggregate principal amount of all outstanding Advances under the Credit Agreement, from time to time pursuant to the terms and conditions of the Credit Agreement; and

                  (b)  all  extensions,  renewals  and  amendments  of or to the
         Credit  Agreement,   any  Notes  issued   thereunder,   or  such  other
         Indebtedness, or any replacements or substitutions therefor;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender) or otherwise, and hereby agrees that if any of the Permitted Borrowers shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Credit Agreement or any of the other Loan Documents (subject, in each case to any applicable periods of grace or cure), the Guarantor will forthwith pay to the Agent, on behalf of the Lenders, an amount equal to any such amount and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Lenders and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of any of the Permitted Borrowers, and in enforcing the covenants and agreements of this Guaranty.

         3. Unconditional Character of Guaranty. The obligations of Guarantor under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement or any of the other Loan Documents (including, without limitation, the Domestic Guaranty), or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Permitted Borrowers under the Credit Agreement, or any of the other Loan Documents, any failure by Guarantor to have countersigned any Request for Advance by any of the Permitted Borrowers under the Credit Agreement, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to the Guarantor. Guarantor hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the


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

Credit Agreement or any of the other Loan Documents, any right to require a proceeding first against any of the Permitted Borrowers, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of any of the Permitted Borrowers, any protest, presentment, notice or demand whatsoever, and Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 4.7 hereof, upon final payment in full subject to no revocation or rescission of all amounts due and to become due from the Permitted Borrowers as and to the extent described above, and only to the extent of any such payment, performance and discharge. Guarantor further covenants that no security now or subsequently held by the Agent or the Lenders for the payment of the Indebtedness evidenced by the Register and the accounts maintained by each Lender pursuant to the Credit Agreement, or for the payment of any other Indebtedness of the Permitted Borrowers to the Agent or the Lenders under the Credit Agreement or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Lenders in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Lenders, in their respective sole discretion and without notice to Guarantor, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

         Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same, on behalf of the Lenders, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting any or all of the Permitted Borrowers, or others or (ii) any change in the ownership of any of the capital stock of any or all of the Permitted Borrowers, or any other party providing collateral for any indebtedness covered by this Guaranty, or any of their respective Affiliates.

         Guarantor hereby waives to the full extent possible under applicable law:

                  (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by Agent or the Lenders, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Permitted Borrowers, or any of them, for reimbursement, or both;

                  (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (c) any duty on the part of Agent or the Lenders to disclose to the Guarantor any facts Agent or the Lenders may now or hereafter know about any of the Permitted Borrowers, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts


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

to the Guarantor, since the Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of each of the Permitted Borrowers and of all circumstances bearing on the risk of non-payment of any Indebtedness (defined as applicable) hereby guaranteed;

                  (d) any defense arising because of Agent's or the Lenders' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

                  (e) until the Indebtedness is irrevocably paid in full, any claim for reimbursement, contribution, indemnity or subrogation which such Guarantor may have or obtain against the Permitted Borrowers, or any of them by reason of the payment by Guarantor of any Indebtedness; and

                  (f) any other event or action (excluding Guarantor's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

         The Agent and each of the Lenders may deal with the Permitted Borrowers, or any of them, and any security held by them for the obligations of the Permitted Borrowers, or any of them, (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Lenders, without notice to Guarantor, among other things, to grant to the Permitted Borrowers, or any of them, such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Lenders) at any time and from time to time, and to permit the Permitted Borrowers, or any of them, to incur additional indebtedness to Agent, the Lenders, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of Guarantor hereunder.

         The Agent may proceed, either in its own name (on behalf of the Lenders) or in the name of the Guarantor, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantor. Each and every remedy of the Agent and of the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

         No waiver or release shall be deemed to have been made by the Agent or any of the Lenders of any of their respective rights hereunder unless the same shall be in writing and signed by or on behalf of the Lenders, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Lenders or the obligations of Guarantor under this Guaranty in any other respect at any other time.

         At the option of the Agent, Guarantor may be joined in any action or proceeding commenced by the Agent against the Permitted Borrowers, or any of them, or any of the other parties providing


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

collateral for any indebtedness covered by this Guaranty in connection with or based upon the Credit Agreement or any of the other Loan Documents or other Indebtedness (defined as applicable, as aforesaid), or any provision thereof, and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against the Permitted Borrowers, or any of them, and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty.

         4.       Miscellaneous.

         4.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan, Guarantor hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

         4.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         4.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given as provided in
Section 13.6 of the Credit Agreement, or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

         4.4 Right of Offset. Guarantor acknowledges the rights of the Agent and of each of the Lenders to offset against the Indebtedness of Guarantor to the Lenders under this Guaranty, any amount owing by the Agent or the Lenders, or either or any of them to the Guarantor, whether represented by any deposit of Guarantor with the Agent or any of the Lenders or otherwise.

         4.5 Right to Cure. Guarantor shall have the right to cure any Event of Default under the Credit Agreement or the other Loan Documents (with respect to the obligations of any of the Permitted Borrowers thereunder); provided that such cure is effected within the applicable grace period or period for cure, if any; and provided further that such cure can be effected in compliance with the Credit Agreement and other Loan Documents (with respect to the obligations of such Permitted Borrower). Except to the extent of payments of principal and/or interest on any outstanding Advances under the Credit Agreement made by the Permitted Borrowers, actually received by the Agent (or the Lenders) pursuant to such cure, the exercise of such right to cure by Guarantor shall not reduce or otherwise affect the liability of Guarantor under this Guaranty.

         4.6 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement.


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

         4.7 Release. Upon the satisfaction by Guarantor of its obligations hereunder and its direct obligations under the Credit Agreement and the Notes executed pursuant thereto, and when Guarantor is no longer subject to any obligation hereunder or thereunder, the Agent shall deliver to Guarantor, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by Guarantor for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against Guarantor as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any property mortgaged or pledged to Agent on behalf of the Lenders by Guarantor, any Permitted Borrower or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of Agent or such Lender) in which event this Guaranty shall thereafter be enforceable against Guarantor to the extent of all liabilities, costs and expenses (including reasonable attorneys fees) incurred by Agent or Lenders as the direct or indirect result of any such environmental condition. For purposes of this Guaranty "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

         4.8 Consent to Jurisdiction; Waiver of Jury Trial. This Guaranty is subject to the waiver of jury trial contained in Section 9.4 of the Credit Agreement and the Consent to Jurisdiction contained in Section 13.2 of the Credit Agreement.

         4.9 Currency Indemnity. All amounts payable by Guarantor under this Guaranty shall be paid to Agent at its main office in Detroit, Michigan, or otherwise as it may from time to time direct, in full free of any present or future taxes, levies, imposts, duties, charges, fees or withholdings and without set-off or counterclaim or any restriction or deduction whatsoever. If Guarantor is compelled by law to make any deduction or withholding, it will promptly pay to Agent such additional amounts as will result in the net amount received by Agent being equal to the full amount which would have been receivable had there been no deduction or withholding. Payment shall be in the Permitted Currency in which the monies, obligations or liabilities of Guarantor or the Permitted Borrower were due, owing or incurred, including without limitation under Section
2.11 of the Credit Agreement. No payment to Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until Agent shall have received payment in full in the currency in which such obligation or liability was due, owing or incurred, including without limitation under Section 2.11 of the Credit Agreement,


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

and to the extent that the amount of such payment shall on actual conversion into such currency fall short of such obligation or liability, actual or contingent, expressed in that currency, Agent shall have a further separate cause of action against Guarantor to recover the amount of the shortfall. If and to the extent Guarantor fails to pay the amount due on demand, Agent may in its absolute discretion without notice to Guarantor purchase at any time thereafter so much of any currency as Agent considers necessary or desirable to cover the obligations and liabilities of the Permitted Borrowers, Guarantor and any of them in such currency hereby guaranteed at the then prevailing spot rate of exchange of Agent (as conclusively determined by Agent) for purchasing such currency with Dollars and Guarantor hereby agrees to indemnify Agent against the full Dollar cost incurred by Agent for such purchase.



                                      * * *


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]


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         IN  WITNESS  WHEREOF,  the  undersigned  Guarantor  has  executed  this
Guaranty as of March 2, 1998.

                                              VISHAY INTERTECHNOLOGY, INC.


                                              By: /s/ Richard N. Grubb
                                                  --------------------
                                                  Richard N. Grubb
                                              Its: Executive Vice President
ACCEPTED BY:

COMERICA BANK, as Agent, on
behalf of the Banks

 By: /s/ Dan M. Roman
     ----------------
     Dan M. Roman
Its: Vice President




                                                                  Signature Page
                                  Company Guaranty (Short Term Credit Agreement)


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